EXHIBIT 10.14


CITY NATIONAL BANK

         SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         This Second Amendment to Amended and Restated Credit Agreement is entered into as of December 14, 2004, by and between Spectrum Laboratories, INC., a Delaware corporation ("Borrower") and City National BANK, a national banking association ("CNB").

                                    RECITALS

         A.. Borrower and CNB are parties to that certain Amended and Restated Credit Agreement, dated as of December 27, 2002, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 22, 2004 (the Amended and Restated Credit Agreement, as herein amended, hereinafter the "Credit Agreement").

         B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.       AMENDMENTS. The Credit Agreement is amended as follows:

         2.1      A new definition is added to the Credit Agreement as follows:

                  "TERM LOAN COMMITMENT" is $6,000,000.00."

         2.2 Section 2.3 of the Credit Agreement is stricken and replaced with the following:

                  "2.3 TERM LOAN. Upon the conditions to the effectiveness of this Amendment being met, CNB agrees to make, upon Borrower's request, a term loan ("Term Loan") to Borrower in the amount of the Term Loan Commitment. The Term Loan will be evidenced by a promissory note in the form attached hereto as Exhibit A."

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                  "2.3.1 INTEREST ON TERM LOAN. The Term Loan will bear interest on the unpaid principal amount thereof at a fluctuating annual rate equal to the Prime Rate of CNB plus one quarter of one percent (1/4%). Interest on the Term Loan will be payable monthly on the first day of each month, commencing on February 1, 2005, and on the date the Term Loan is paid in full."

                  "2.3.2 Payment of TERM LOAN. The principal amount of the Term Loan will be repaid by Borrower to CNB as follows:
                  On the first day of each month commencing February 1, 2005, to and including January 1, 2007: $85,000.00;
                  On the first day of each month commencing February 1, 2007, to and including January 1, 2008: $100,000.00;
                  On the first day of each month commencing February 1, 2008, to and including January 1, 2009: $110,000.00;
                  On the first day of each month commencing February 1, 2009, to and including January 1, 2010: $120,000.00;
                       All unpaid principal and interest will be due and payable
                  sixty (60) months after the funding of the Term Loan, or on the Termination Date, whichever first occurs."

                  "2.3.3 USE OF PROCEEDS. Borrower will use the proceeds of the Term Loan solely for repayment in full of loan # 00004 and loan # 34348 owed by Borrower to CNB, and for acquisition of leasehold improvements, equipment and to increase working capital."

         2.3 Section 2.8 (Guarantees) is stricken and replaced with the following:

         2.8 "Guaranties. Roy T. Eddleman, an unmarried man, (if more than one, each a "Guarantor" and collectively, "Guarantors") will guarantee full repayment of Borrower's Obligations to CNB. Roy
                  T. Eddleman will execute and deliver to CNB his Continuing Guaranty in the form attached hereto as Exhibit "B"."



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         2.4      A New Section 2.9 is added as follows:

                  "2.9 COMPENSATING BALANCES. At all times until the later of the Termination Date or payment in full of all Borrower's Obligations, Borrower will maintain "Net Free Balances" (as defined below) with CNB in an amount equal to One Million Dollars ($1,000,000.00). "Net Free Balances" are the aggregate collected balances in non-interest bearing unencumbered accounts, less such reserves as federal regulations require CNB to maintain against the account(s) and any assessments on such deposits, including FDIC insurance. Satisfaction of the balance requirement will be determined monthly by CNB through Borrower's monthly statement of account analysis. Borrower authorizes CNB to deduct from Borrower's demand deposit account at the end of any month in which such balances are not maintained, a fee in lieu of balances equal to (a) the amount of any deficiency between the balances required by this Section and the balances maintained by Borrower during such month, times (b) a rate per annum (calculated on the basis of a 360-day year for the actual number of days elapsed during such month) equal to the average Prime Rate in effect during such month, plus one quarter of one percent.

         2.5 Section 5.10 (Financial Tests) is stricken and replaced with the following:

                  "5.10 FINANCIAL TESTS. Borrower shall maintain:

                  "5.10.1 Tangible Net Worth plus Subordinated Debt of not less than $5,000,000.00, plus $400,000.00 for each full fiscal year which has elapsed since the fiscal year ending December 31, 2004;

                  "5.10.2A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 2.0 to 1;

                  "5.10.3 A ratio of Cash Flow from Operations to Debt Service of not less than 1.3 to 1 during the twelve months preceding the date of determination;

                  "5.10.4 Net Income of not less than $400,000.00 for each fiscal year of Borrower; and

                  "5.10.5 A ratio of Quick Assets to Current Liabilities of not less than 2.0 to 1."

3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.


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4.       CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB' s satisfaction:

         4.1 CNB shall have received this Amendment duly executed by Borrower;

         4.2 CNB shall have received a separate Continuing Guaranty executed by each of the Guarantors guarantying repayment of all Obligations of Borrower to CNB; and

         4.3      CNB shall have received a loan documentation fee equal to
                  $2500.00

5. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


"BORROWER"                           SPECTRUM LABORATORIES, INC.,
                                     a Delaware corporation

                                     By: /s/ Roy T. Eddleman
                                         ---------------------------------------
                                         Roy T. Eddleman, CEO/Chairman/Secretary


"COB"                                CITY NATIONAL BANK,
                                     a national banking association


                                     By: /s/ Christine Borrelli
                                         ---------------------------------------
                                         Christine Borrelli, Vice President




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                                                                       EXHIBIT A


                                    TERM NOTE

$6,000,000.00                                                 Irvine, California
                                                               December 14, 2004

         FOR VALUE RECEIVED, the undersigned, SPECTRUM LABORATORIES, INC., A DELAWARE corporation ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, A NATIONAL banking association ("CNB"), at its Office located at Irvine, California, the principal sum of Six Million DOLLARS ($6,000,000.00), plus interest on the unpaid principal balance, from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Amended and Restated Credit Agreement between Borrower and CNB, dated as of December 27, 2002, as it may be amended from time to time (the "Credit Agreement"). Principal is payable as set forth in the Credit Agreement. Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

         If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon, shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

         This is the Term Note referred to in the Credit Agreement and is entitled to the benefits thereof.

         Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of five percent (5%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

         This shall be governed by the laws of the State of California.


"BORROWER"                           SPECTRUM LABORATORIES, INC.,
                                     a Delaware corporation

                                     By: /s/ Roy T. Eddleman
                                         ---------------------------------------
                                         ROY T. EDDLEMAN, CEO/Chairman/Secretary

                                                                       EXHIBIT B
                                                             CONTINUING GUARANTY


         For valuable consideration, the undersigned, Roy T. Eddleman ("Guarantor"), unconditionally guarantees and promises to pay City National BANK, a national banking association ("CNB"), or order, on demand, in lawful money of the United States, any and all indebtedness of Spectrum Laboratories, INC., a Delaware corporation ("Borrower") to CNB. The word "indebtedness" is used herein in its most comprehensive sense and includes debts, obligations and liabilities of Borrower to CNB currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or become barred by any statute of limitations or otherwise unenforceable.

         The liability of Guarantor shall not exceed at any one time an amount equal to the sum of THREE MILLION Five HUNDRED THOUSAND DOLLARS ($3,500,000.00), as adjusted below, for principal, plus all interest thereon and costs and expenses incurred in enforcing or collecting this Guaranty or the Indebtedness. In any event, CNB may permit the Indebtedness to exceed Guarantor's liability under this Guaranty.

         ADJUSTMENT TO GUARANTY AMOUNT:

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2005, Guarantor's liability under this Guaranty shall be reduced to Three Million Dollars ($3,000,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2006, Guarantor's liability under this Guaranty shall be reduced to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2005, Guarantor's liability under this Guaranty shall be reduced to Three Million Dollars ($3,000,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2006, Guarantor's liability under this Guaranty shall be reduced to Two Million Five Hundred THOUSAND DOLLARS ($2,500,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2007, Guarantor's liability under this Guaranty shall be reduced to TWO MILLION DOLLARS ($2,000,000.00); AND

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2008, Guarantor's liability under this Guaranty shall be reduced to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2009, Guarantor's liability under this Guaranty shall be reduced to ONE MILLION DOLLARS ($1,000,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2010, Guarantor's liability under this Guaranty shall be reduced to Five Hundred Thousand Dollars ($500,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2011, Guarantor's liability under this Guaranty shall be reduced to ZERO.

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


         This is a continuing guaranty relating to any Indebtedness, including but not limited to that arising under successive transactions which shall continue the Indebtedness or create new Indebtedness after satisfaction, payment or reduction of previous Indebtedness. The amount of Guarantor's liability hereunder and under any other agreement now or at any time hereafter in force between Guarantor and CNB, including any other guaranty executed by Guarantor relating to any Indebtedness, shall be cumulative and not alternative. This Guaranty shall not apply to any new Indebtedness created after actual receipt by CNB of written notice from Guarantor revoking this Guaranty as to future transactions. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect has been actually received by CNB at or prior to the time of such payment. This is a continuing guaranty and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to CNB written notice that it has been revoked as to credit granted or Indebtedness incurred subsequent to the effective time of revocation as herein provided. Delivery of such notice shall not affect any of Guarantor's obligations hereunder with respect to Indebtedness created or extended prior to the effective date of such revocation nor shall it affect any of the obligations of any other guarantor for the credit granted to or Indebtedness incurred by Borrower.

         The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower is joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

         Either before or after revocation hereof, Guarantor authorizes CNB, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to (a) renew, compromise, extend, accelerate or otherwise change any of the terms of the Indebtedness or any part thereof, including changing the rate of interest thereon or the time for payment thereof; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or maimer of sale or other disposition thereof as CNB in its discretion may determine; (d) apply payments received from Borrower or Guarantor, or any of them, to the Indebtedness of such order as CNB may determine in its sole discretion; and (e) release or substitute any Person liable on the Indebtedness, any other guarantor of the Indebtedness, or any other Person providing support for the Indebtedness to CNB, this Guaranty, or any other guaranty. As used in this Guaranty, "Person" means any individual or entity.

         Guarantor waives any right to require CNB to (a) proceed against Borrower, Guarantor or any other guarantor; (b) proceed against or exhaust any security or other support for the Indebtedness granted by Borrower, Guarantor, or any other guarantor or Person; or (c) pursue any other remedy in CNB's power whatsoever. Guarantor waives any defense arising by reason of (i) any disability or other defense of Borrower; (ii) the cessation from any cause whatsoever of the liability of Borrower for the Indebtedness for any reason other than payment in full and final satisfaction; or (iii) the non-perfection of any security or support for the Indebtedness, this Guaranty, or any other guaranty of the Indebtedness. Guarantor shall have no right of subrogation to and waives any right to enforce any remedy which CNB now has or may hereafter have against Borrower, and waives any benefit of, any right to participate in, and any right to direct the application of any security for the Indebtedness, this Guaranty or any other guaranty of the Indebtedness, now or hereafter held by CNB, whether any of the foregoing rights arise in equity, at law or by contract. Without limiting the generality of the foregoing, Guarantor specifically waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of CALIFORNIA CODE OF CIVIL PROCEDURE or otherwise. For purposes of the waiver just given, the "creditor" referred to therein is CNB, and the "principal" is the Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, or other defaults, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and agrees that CNB shall have no duty to advise Guarantor of information known to CNB regarding such condition or circumstances.



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

         Without limiting any waiver of rights of subrogation contained herein, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness; and such indebtedness of Borrower to Guarantor, if CNB so requests, shall be collected, enforced and received by Guarantor as trustee for CNB and be paid over to CNB on account of the Indebtedness but without reducing or affecting in any maimer the liability of Guarantor under the other provisions of this Guaranty. CNB shall have rights of setoff against, and bankers' liens upon all monies, securities and other properties of Guarantor to the extend provided by law.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness by Borrower or any other guarantor is avoided as a preference, or on any other grounds provided by law, or must otherwise be returned by CNB as a result of an order for relief being entered with respect to Borrower or any other guarantor under the UNITED STATES BANKRUPTCY CODE, or as a result of Borrower's or any other guarantor's assignment for the benefit of creditors.

         Guarantor has entered into this Guaranty with the understanding that CNB may rely upon it to the exclusion of any other guaranties. CNB has not, nor has Borrower represented that there are or may be other guarantors. Nothing in this Guaranty, however, shall bind CNB to seek other guarantors, separate and apart from the undersigned. Guarantor understands that CNB may already have, or concurrently herewith may have obtained or hereafter may obtain other guarantors (one or more, several or joint) of the Indebtedness. Such guarantors, heretofore, herewith, or hereafter obtained, shall in no way affect Guarantor's complete liability hereunder for the full amount of the Indebtedness. Nothing herein shall require CNB to sue all of the guarantors severally or together or to sue more than one or to prorate the above liability among the guarantors or any of them. Guarantor agrees that CNB may, in its sole and uncontrolled discretion, sue any one or more of the guarantors for all of the Indebtedness; and within its sole and uncontrolled discretion CNB may take judgment against any one of the guarantors for all of the Indebtedness, plus interest, costs and attorneys' fees, or, within its sole discretion, CNB may prorate such judgment between or among one or more of the guarantors.

         Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by CNB (or allocable to CNB's in-house counsel) in the enforcement of this Guaranty, or the collection of any Indebtedness of Borrower to CNB, irrespective of whether suit is filed, or in the renewal, extension or restructure of any Indebtedness, irrespective of whether such renewal, extension or restructure is consummated.

         When there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor," respectively, shall mean all and any one or more of them and each promise and obligation set forth herein shall be joint and several.

         This Guaranty shall benefit CNB, its successors and assigns, and shall bind Guarantor's successors and assigns. This Guaranty is assignable by CNB with respect to all or any portion of the Indebtedness and obligations guaranteed hereunder, and when so assigned Guarantor shall be liable to the assignees under this Guaranty without in any maimer affecting Guarantor's liability hereunder with respect to any Indebtedness or obligations retained by CNB.

         If any term, provision, covenant or condition of this Guaranty is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of California and venue and jurisdiction with respect hereto shall be with any court of competent jurisdiction located in the county in the State of California where the Indebtedness is payable.

         Any notice to CNB required hereunder shall not be effective against CNB unless it is given in writing, and actually received by CNB, to the attention of "Manager" at each address where the Indebtedness is payable, with a copy to:
City National Bank, 400 North Roxbury Drive, Beverly Hills, California 902 10-5021, Attention: General Counsel.

         This Guaranty is intended by Guarantor and CNB as the final expression of Guarantor's obligations and liabilities to CNB described herein and is intended as a complete statement of their agreement concerning the subject matter hereof. This Guaranty may be amended only by a writing signed by Guarantor and agreed to by CNB.

         This Continuing Guaranty is executed by Guarantor as of this l4~ day of December, 2004.


         /s/ Roy T. Eddleman
         -------------------
         Roy T. Eddleman